Exhibit 99.1

Tenet Reports Results for the Third Quarter Ended September 30, 2018

•
Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $9 million or $0.09 per diluted share in the third quarter of 2018 compared to a net loss of $366 million or $3.63 per diluted share in the third quarter of 2017. After adjusting for certain items, which totaled $39 million or $0.38 per share in the third quarter of 2018, Tenet reported Adjusted diluted earnings per share from continuing operations of $0.29 in the third quarter of 2018 compared to an Adjusted diluted loss per share of $0.17 in the third quarter of 2017.

•
Adjusted EBITDA was $577 million in the third quarter of 2018 compared to $507 million in the third quarter of 2017. Adjusted EBITDA in the third quarter of 2018 consisted of $312 million in the Hospital Operations and other segment, $184 million in the Ambulatory Care segment and $81 million in the Conifer segment.

•
Net cash provided by operating activities was $799 million in the nine months ended September 30, 2018, an increase of $90 million when compared to $709 million in the first nine months of 2017. Free Cash Flow was $395 million, an increase of $178 million compared to $217 million in the first nine months of 2017. Adjusted Free Cash Flow was $512 million, a $204 million increase compared to $308 million in the first nine months of 2017.

•
Hospital segment same-hospital net patient revenue grew 6.0 percent. Admissions decreased 2.1 percent, adjusted admissions increased 0.3 percent, and revenue per adjusted admission increased 5.7 percent.

•
Ambulatory Care segment same-facility system-wide revenue grew 6.7 percent, with cases up 5.0 percent and revenue per case up 1.6 percent. Surgical revenue grew 6.6 percent, with cases up 4.0 percent and revenue per surgical case up 2.5 percent.

•
Conifer segment margins increased 210 basis points as a result of cost reduction actions; revenues decreased 7.5 percent primarily due to client attrition following divestitures by Tenet and other customers.

•
The Company has revised its Outlook for 2018. Tenet now expects net income from continuing operations available to Tenet common shareholders of $84 million to $144 million, Adjusted EBITDA of $2.525 billion to $2.575 billion, diluted earnings per share from continuing operations of $0.81 to $1.38 and Adjusted diluted earnings per share from continuing operations of $1.44 to $1.83.

•	Adjusted EBITDA in 2019 expected to be in line with current sell-side consensus expectations; 3 percent to 5 percent Adjusted EBITDA growth anticipated in 2019.

DALLAS – November 5, 2018 – Tenet Healthcare Corporation (NYSE: THC) reported a net loss from continuing operations attributable to Tenet common shareholders of $9 million in the third quarter of 2018 compared to a $366 million net loss from continuing operations in the third quarter of 2017. Adjusted EBITDA was $577 million in the third quarter of 2018 compared to $507 million in the third quarter of 2017.

Ronald A. Rittenmeyer, Executive Chairman and CEO, said, “We had a solid quarter of results at both USPI and Conifer. Our hospitals did not meet our expectations and we are focusing on specific areas to address those gaps.  Strengthening enterprise operations remains our primary focus – and we will continue moving with urgency to implement targeted growth initiatives, achieve operational efficiencies, make further enhancements to our facility portfolio and instill culture changes to drive accountability.”

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $3.762 billion, down 2.7 percent from the third quarter of 2017, primarily due to hospital divestitures, partially offset by same-hospital revenue growth.

On a same-hospital basis, net patient revenues after implicit price concessions were $3.432 billion, up 6.0 percent from the third quarter of 2017. Adjusted admissions grew 0.3 percent in the third quarter of 2018 and would have been up approximately 1.3 percent on a same-hospital basis excluding service line closures and declines in Detroit. The Company’s decision to discontinue certain services at selected hospitals lowered same-hospital adjusted admissions by approximately 30 basis points in the third quarter of 2018. In addition, volume declines in Detroit lowered same-hospital adjusted admissions by approximately 70 basis points. Revenue per adjusted admission increased 5.7 percent on a same-hospital basis. Same-hospital revenue included $71 million from the California Provider Fee Program in the third quarter of 2018 compared to no revenue in the third quarter of 2017 since the 2017 program was not approved until December 2017; excluding timing differences related to the California Provider Fee, same-hospital revenue per adjusted admission increased 3.6 percent.

Adjusted EBITDA in Tenet’s hospital segment was $312 million, an increase of $43 million or 16.0 percent as compared to $269 million in the third quarter of 2017. Key items impacting the year-over-year comparison in Adjusted EBITDA include: (i) a $71 million increase in California Provider Fee revenue, (ii) a $13 million decline in EBITDA due to facilities that have been divested; (iii) a $16 million gain in the third quarter of 2018 from the sale of a minority interest investment which was recorded as a reduction in other operating expenses, (iv) a $4 million impact from hurricanes in the third quarter of 2018 compared to a $20 million impact in the third quarter of 2017, (v) an unanticipated $21 million loss on risk-based contracts in California in the third quarter of 2018 compared to $2 million of EBITDA in the third quarter of 2017, (vi) $11 million of negative EBITDA in the third quarter of 2018 from three hospitals that are being divested compared to $2 million of negative EBITDA in the third quarter of 2017, and (vii) a $1 million decline in electronic health record incentives. After normalizing for these items, Adjusted EBITDA in the hospital segment declined by $10 million, or 2.9 percent.

Tenet’s health plan business recognized $8 million of revenue and $9 million of Adjusted EBITDA in the third quarter of 2018 versus $10 million of revenue and negative $6 million of Adjusted EBITDA in the third quarter of 2017. The revenue and expenses associated with the Company’s health plan operations are included in Tenet’s consolidated statements of operations; however, the results are excluded from Adjusted EBITDA in both periods.

Selected operating expenses in the hospital segment, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 3.9 percent on a per adjusted admission basis in the third quarter of 2018. Salaries, wages and benefits and supply expense were well managed, increasing 0.9 percent and 4.6 percent per adjusted admission, respectively. Other operating expenses increased 9.5 percent per adjusted admission primarily due to the aforementioned losses on risk-based contracts in California and an increase in malpractice expense, partially offset by the aforementioned $16 million gain on the sale of an asset.

Exchanges

Tenet’s same-hospital exchange outpatient visits increased 8.1 percent to 51,539 in the third quarter of 2018. Same-hospital exchange admissions were 4,577 in the third quarter of 2018, down 4.0 percent from the third quarter of 2017.

Ambulatory Care Segment

During the third quarter of 2018, the Ambulatory segment produced net operating revenues of $502 million, representing an increase of 7.3 percent as compared to $468 million in the third quarter of 2017. In addition, the Ambulatory segment generated Adjusted EBITDA of $184 million, up 15.7 percent from $159 million in the third quarter of 2017 and Adjusted EBITDA less facility-level noncontrolling interest expense was $116 million, up 11.5 percent from $104 million in the third quarter of 2017.

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory segment increased 6.7 percent, with cases increasing 5.0 percent and revenue per case increasing 1.6 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 6.6 percent, with cases up 4.0 percent and revenue per case up 2.5 percent. In the non-surgical business, same-facility system-wide revenue grew 9.4 percent, with visits up 6.6 percent and revenue per visit up 2.5 percent.

Conifer Segment

During the third quarter of 2018, primarily due to client attrition following divestitures by Tenet and other customers, Conifer’s revenue decreased 7.5 percent to $371 million, down from $401 million in the third quarter of 2017. Revenue from third party customers declined 10.7 percent to $225 million.

Conifer generated $81 million of Adjusted EBITDA in the third quarter of 2018, up 2.5 percent from $79 million in the third quarter of 2017. Adjusted EBITDA margins increased 210 basis points to 21.8 percent in the third quarter of 2018, up from 19.7 percent in the third quarter of 2017.

Net Income and Earnings Per Share

Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $9 million, or $0.09 per diluted share, in the third quarter of 2018 compared to a net loss of $366 million, or $3.63 per diluted share, in the third quarter of 2017.

As shown on Table #2 at the end of this release, the net loss from continuing operations attributable to Tenet common shareholders of $9 million included: (i) $46 million of pre-tax impairment and restructuring charges and acquisition-related costs including $21 million of employee severance, $5 million of contract and lease termination fees, and $20 million of other items; (ii) $9 million of pre-tax litigation and investigation costs; (iii) $7 million of pre-tax net losses on sales, consolidation and deconsolidation of facilities, and, (iv) $9 million of income from divested and closed businesses. These items collectively lowered pre-tax income by $53 million, after-tax income by $39 million and diluted earnings per share by $0.38.

After adjusting for the items listed above and on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $30 million, or $0.29 per diluted share, during the third quarter of 2018, as compared to an Adjusted net loss from continuing operations attributable to Tenet common shareholders of $17 million, or $0.17 per diluted share, in the third quarter of 2017.

A reconciliation of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $500 million at September 30, 2018 compared to $403 million at June 30, 2018. The Company had no outstanding borrowings on its $1 billion credit line as of September 30, 2018. Accounts receivable days outstanding from continuing operations were 56.3 at September 30, 2018 compared to 55.1 at June 30, 2018 and 55.8 at December 31, 2017.

Net cash provided by operating activities was $799 in the nine months ended September 30, 2018, representing a $90 million increase compared to $709 million in the first nine months of 2017. After subtracting $404 million and $492 million of capital expenditures in the first nine months of 2018 and 2017, respectively, Free Cash Flow was $395 million in the first nine months of 2018, an increase of $178 million compared to $217 million in the first nine months of 2017. Adjusted Free Cash Flow was $512 million in the first nine months of 2018, representing a $204 million increase from $308 million in the first nine months of 2017.

Net cash provided by investing activities was $120 million in the first nine months of 2018 compared to $227 million in the first nine months of 2017. The 2018 period included $663 million of proceeds from the sales of facilities, long-term investments and other assets, primarily from the sale of the Company’s two hospitals in the Philadelphia area, MacNeal Hospital, Des Peres Hospital, the Company’s minority interests in four Dallas-area hospitals and the sale of Aspen in the United Kingdom. The 2018 period also included $140 million of purchases of businesses, joint ventures and equity investments, primarily related to USPI’s acquisition program.

Net cash used in financing activities was $1.030 billion in the first nine months of 2018 compared to $1.223 billion of net cash used in financing activities in the first nine months of 2017. The 2018 period included $643 million in purchases of noncontrolling interests, including approximately $630 million in the second quarter of 2018 to increase Tenet’s ownership in USPI to 95 percent, and $114 million of cash to retire $118 million of debt through open market purchases.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s revised Outlook for 2018 includes a $37 million reduction, at the midpoint, in net income from continuing operations available to Tenet common shareholders and a $50 million reduction, at the midpoint, to Adjusted EBITDA. The Adjusted EBITDA revision reflects the following:

•
Hospital Operations and other segment: Reducing the midpoint of the Adjusted EBITDA Outlook by $60 million to a new range of $1.385 billion to $1.415 billion to include: (i) approximately $25 million of losses on risk-based capitated contracts in California, primarily due to adverse claims experience trends; (ii) lower volume and payer mix expectations; and (iii) increased malpractice expense to settle various cases; the date of loss on many of these cases occurred more than five years ago.

•	Ambulatory Care segment: Increasing the midpoint of the Adjusted EBITDA Outlook by $10 million to a new range of $790 million to $800 million.

•	Conifer segment: Maintaining the Adjusted EBITDA Outlook range of $350 million to $360 million.

Other components of the Company’s Outlook for 2018 include:

•	Revenue of $18.1 billion to $18.3 billion,

•	Net income from continuing operations available to Tenet common shareholders of $84 million to $144 million,

•	Adjusted EBITDA of $2.525 billion to $2.575 billion,

•	Net cash provided by operating activities of $1.060 billion to $1.335 billion,

•	Adjusted Free Cash Flow of $600 million to $800 million,

•	Diluted earnings per share from continuing operations of $0.81 to $1.38, and

•	Adjusted diluted earnings per share from continuing operations of $1.44 to $1.83.

The Outlook for 2018 assumes equity in earnings of unconsolidated affiliates of $150 million to $160 million, net income available to noncontrolling interests of $365 million to $385 million and an average diluted share count of 104 million.

The Company’s Outlook for the fourth quarter of 2018 includes:

•	Revenue of $4.420 billion to $4.620 billion,

•	Net income available (loss attributable) from continuing operations to Tenet common shareholders ranging from a loss of $29 million to income of $31 million,

•	Adjusted EBITDA of $649 million to $699 million,

•	Diluted earnings (loss) per share from continuing operations ranging from a loss of $0.28 to earnings of $0.30, and

•	Adjusted diluted earnings per share from continuing operations ranging from $0.10 to $0.48.

The Outlook for the fourth quarter assumes equity in earnings of unconsolidated affiliates of $53 million to $63 million, net income available to noncontrolling interests of $117 million to $137 million, and an average diluted share count of 105 million.

Additional details on Tenet’s Outlook for both the fourth quarter and calendar year 2018 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that is accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2018 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on November 6, 2018. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the period ended September 30, 2018, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings (loss) per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with 115,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.
# # #

Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2017, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$4,941
Less: Provision for doubtful accounts			355
Net operating revenues	$4,489	100.0%	4,586	100.0%	(2.1)%
Equity in earnings of unconsolidated affiliates	33	0.7%	38	0.8%	(13.2)%
Operating expenses:
Salaries, wages and benefits	2,116	47.1%	2,264	49.4%	(6.5)%
Supplies	726	16.2%	740	16.1%	(1.9)%
Other operating expenses, net	1,094	24.4%	1,120	24.4%	(2.3)%
Electronic health record incentives	—	—%	(1)	—%	(100.0)%
Depreciation and amortization	204	4.5%	219	4.8%
Impairment and restructuring charges, and acquisition-related costs	46	1.0%	329	7.2%
Litigation and investigation costs	9	0.2%	6	0.1%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	7	0.2%	(104)	(2.3)%
Operating income	320	7.1%	51	1.1%
Interest expense	(249)		(257)
Other non-operating expense, net	—		(4)
Loss from early extinguishment of debt	—		(138)
Income (loss) from continuing operations, before income taxes	71		(348)
Income tax benefit (expense)	(6)		60
Income (loss) from continuing operations, before discontinued operations	65		(288)
Discontinued operations:
Income (loss) from operations	—		(1)
Income tax benefit (expense)	—		—
Income (loss) from discontinued operations	—		(1)
Net income (loss)	65		(289)
Less: Net income available to noncontrolling interests	74		78
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(9)		$(367)
Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(9)		$(366)
Loss from discontinued operations, net of tax	—		(1)
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(9)		$(367)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.09)		$(3.63)
Discontinued operations	—		(0.01)
	$(0.09)		$(3.64)
Diluted
Continuing operations	$(0.09)		$(3.63)
Discontinued operations	—		(0.01)
	$(0.09)		$(3.64)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,402		100,812
Diluted*	102,402		100,812

*Had we generated income from continuing operations available to common shareholders in the three months ended September 30, 2018 and 2017 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,173 thousand and 711 thousand shares, respectively.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$15,310
Less: Provision for doubtful accounts			1,109
Net operating revenues	$13,694	100.0%	14,201	100.0%	(3.6)%
Equity in earnings of unconsolidated affiliates	97	0.7%	95	0.7%	2.1%
Operating expenses:
Salaries, wages and benefits	6,478	47.3%	6,990	49.3%	(7.3)%
Supplies	2,248	16.4%	2,285	16.1%	(1.6)%
Other operating expenses, net	3,181	23.2%	3,466	24.4%	(8.2)%
Electronic health record incentives	(1)	—%	(8)	(0.1)%	(87.5)%
Depreciation and amortization	602	4.4%	662	4.7%
Impairment and restructuring charges, and acquisition-related costs	123	0.9%	403	2.8%
Litigation and investigation costs	28	0.2%	12	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(111)	(0.8)%	(142)	(1.0)%
Operating income	1,243	9.1%	628	4.4%
Interest expense	(758)		(775)
Other non-operating expense, net	(2)		(14)
Loss from early extinguishment of debt	(2)		(164)
Income (loss) from continuing operations, before income taxes	481		(325)
Income tax benefit (expense)	(120)		105
Income (loss) from continuing operations, before discontinued operations	361		(220)
Discontinued operations:
Income (loss) from operations	3		(1)
Income tax benefit (expense)	—		—
Income (loss) from discontinued operations	3		(1)
Net income (loss)	364		(221)
Less: Net income available to noncontrolling interests	248		254
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$116		$(475)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$113		$(474)
Income (loss) from discontinued operations, net of tax	3		(1)
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$116		$(475)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.11		$(4.72)
Discontinued operations	0.03		(0.01)
	$1.14		$(4.73)
Diluted
Continuing operations	$1.09		$(4.72)
Discontinued operations	0.03		(0.01)
	$1.12		$(4.73)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,980		100,475
Diluted*	103,802		100,475

*
Had we generated income from continuing operations available to common shareholders in the nine months ended September 30, 2017 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 747 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$500	$611
Accounts receivable, less allowance for doubtful accounts	2,484	2,616
Inventories of supplies, at cost	307	289
Income tax receivable	27	5
Assets held for sale	128	1,017
Other current assets	1,046	1,035
Total current assets	4,492	5,573
Investments and other assets	1,462	1,543
Deferred income taxes	348	455
Property and equipment, at cost, less accumulated depreciation and amortization	6,888	7,030
Goodwill	7,313	7,018
Other intangible assets, at cost, less accumulated amortization	1,762	1,766
Total assets	$22,265	$23,385

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$672	$146
Accounts payable	1,065	1,175
Accrued compensation and benefits	814	848
Professional and general liability reserves	230	200
Accrued interest payable	330	256
Liabilities held for sale	71	480
Other current liabilities	1,042	1,227
Total current liabilities	4,224	4,332
Long-term debt, net of current portion	14,178	14,791
Professional and general liability reserves	627	654
Defined benefit plan obligations	476	536
Deferred income taxes	36	36
Other long-term liabilities	622	631
Total liabilities	20,163	20,980
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,444	1,866
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,733	4,859
Accumulated other comprehensive loss	(202)	(204)
Accumulated deficit	(2,231)	(2,390)
Common stock in treasury, at cost	(2,415)	(2,419)
Total shareholders’ deficit	(108)	(147)
Noncontrolling interests	766	686
Total equity	658	539
Total liabilities and equity	$22,265	$23,385

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Nine Months Ended
(Dollars in millions)	September 30,
	2018	2017
Net income (loss)	$364	$(221)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	602	662
Provision for doubtful accounts	—	1,109
Deferred income tax expense (benefit)	110	(145)
Stock-based compensation expense	34	44
Impairment and restructuring charges, and acquisition-related costs	123	403
Litigation and investigation costs	28	12
Net gains on sales, consolidation and deconsolidation of facilities	(111)	(142)
Loss from early extinguishment of debt	2	164
Equity in earnings of unconsolidated affiliates, net of distributions received	9	(4)
Amortization of debt discount and debt issuance costs	33	33
Pre-tax loss (income) from discontinued operations	(3)	1
Other items, net	(22)	(19)
Changes in cash from operating assets and liabilities:
Accounts receivable	(36)	(1,046)
Inventories and other current assets	73	97
Income taxes	(14)	(14)
Accounts payable, accrued expenses and other current liabilities	(194)	(141)
Other long-term liabilities	(82)	7
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(113)	(88)
Net cash used in operating activities from discontinued operations, excluding income taxes	(4)	(3)
Net cash provided by operating activities	799	709
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(404)	(492)
Purchases of businesses or joint venture interests, net of cash acquired	(97)	(41)
Proceeds from sales of facilities and other assets	498	826
Proceeds from sales of marketable securities, long-term investments and other assets	165	20
Purchases of equity investments	(43)	(64)
Other long-term assets	5	(16)
Other items, net	(4)	(6)
Net cash provided by investing activities	120	227
Cash flows from financing activities:
Repayments of borrowings under credit facility	(505)	(850)
Proceeds from borrowings under credit facility	505	850
Repayments of other borrowings	(238)	(4,099)
Proceeds from other borrowings	15	3,788
Debt issuance costs	—	(62)
Distributions paid to noncontrolling interests	(217)	(178)
Proceeds from sale of noncontrolling interests	14	29
Purchases of noncontrolling interests	(643)	(722)
Proceeds from exercise of stock options and employee stock purchase plan	15	5
Other items, net	24	16
Net cash used in financing activities	(1,030)	(1,223)
Net decrease in cash and cash equivalents	(111)	(287)
Cash and cash equivalents at beginning of period	611	716
Cash and cash equivalents at end of period	$500	$429
Supplemental disclosures:
Interest paid, net of capitalized interest	$(652)	$(617)
Income tax refunds (payments), net	$(24)	$(54)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended September 30,				Nine Months Ended September 30,
and per adjusted patient admission amounts)	2018	2017	Change		2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	73	(5)	*	68	73	(5)	*
Total admissions	168,201	185,389	(9.3)%		518,960	572,690	(9.4)%
Adjusted patient admissions	306,197	332,035	(7.8)%		933,128	1,021,624	(8.7)%
Paying admissions (excludes charity and uninsured)	157,193	174,803	(10.1)%		487,899	541,340	(9.9)%
Charity and uninsured admissions	11,008	10,586	4.0%		31,061	31,350	(0.9)%
Admissions through emergency department	116,727	120,493	(3.1)%		356,839	368,773	(3.2)%
Paying admissions as a percentage of total admissions	93.5%	94.3%	(0.8)%	*	94.0%	94.5%	(0.5)%	*
Charity and uninsured admissions as a percentage of total admissions	6.5%	5.7%	0.8%	*	6.0%	5.5%	0.5%	*
Emergency department admissions as a percentage of total admissions	69.4%	65.0%	4.4%	*	68.8%	64.4%	4.4%	*
Surgeries — inpatient	45,626	50,939	(10.4)%		139,123	154,822	(10.1)%
Surgeries — outpatient	61,468	67,321	(8.7)%		188,281	208,291	(9.6)%
Total surgeries	107,094	118,260	(9.4)%		327,404	363,113	(9.8)%
Patient days — total	761,920	853,059	(10.7)%		2,387,087	2,651,328	(10.0)%
Adjusted patient days	1,365,662	1,502,831	(9.1)%		4,225,281	4,658,831	(9.3)%
Average length of stay (days)	4.53	4.60	(1.5)%		4.60	4.63	(0.6)%
Licensed beds (at end of period)	18,302	19,433	(5.8)%		18,302	19,433	(5.8)%
Average licensed beds	18,302	19,783	(7.5)%		18,450	20,218	(8.7)%
Utilization of licensed beds	45.3%	46.9%	(1.6)%	*	47.4%	48.1%	(0.7)%	*
Outpatient Visits
Total visits	1,722,292	1,867,471	(7.8)%		5,314,678	5,889,261	(9.8)%
Paying visits (excludes charity and uninsured)	1,607,184	1,741,815	(7.7)%		4,966,532	5,499,724	(9.7)%
Charity and uninsured visits	115,108	125,656	(8.4)%		348,146	389,537	(10.6)%
Emergency department visits	638,248	685,096	(6.8)%		1,978,285	2,142,932	(7.7)%
Paying visits as a percentage of total visits	93.3%	93.3%	—%	*	93.4%	93.4%	—%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.7%	—%	*	6.6%	6.6%	—%	*
Total emergency department admissions and visits	754,975	805,589	(6.3)%		2,335,124	2,511,705	(7.0)%
Revenues
Net patient revenues(3)	$3,434	$3,522	(2.5)%		$10,520	$10,969	(4.1)%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,215	$10,607	5.7%		$11,274	$10,737	5.0%
Net patient revenue(3) per adjusted patient day	$2,515	$2,344	7.3%		$2,490	$2,354	5.8%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,771	$10,367	3.9%		$10,648	$10,348	2.9%
Net Patient Revenues(3) from:
Medicare	19.8%	22.0%	(2.2)%	*	20.6%	22.4%	(1.8)%	*
Medicaid	9.8%	7.1%	2.7%	*	9.2%	7.4%	1.8%	*
Managed care	64.9%	66.1%	(1.2)%	*	65.3%	65.7%	(0.4)%	*
Self-pay	0.9%	0.3%	0.6%	*	0.7%	0.4%	0.3%	*
Indemnity and other	4.6%	4.5%	0.1%	*	4.2%	4.1%	0.1%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended September 30,			Nine Months Ended September 30,
and per adjusted patient admission amounts)	2018	2017	Change	2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	—	68	68	—	*
Total admissions	168,202	171,766	(2.1)%	514,526	521,438	(1.3)%
Adjusted patient admissions	306,199	305,300	0.3%	924,037	921,715	0.3%
Paying admissions (excludes charity and uninsured)	157,197	161,743	(2.8)%	483,655	492,896	(1.9)%
Charity and uninsured admissions	11,005	10,023	9.8%	30,871	28,542	8.2%
Admissions through emergency department	116,727	112,210	4.0%	354,594	337,463	5.1%
Paying admissions as a percentage of total admissions	93.5%	94.2%	(0.7)%	94.0%	94.5%	(0.5)%	*
Charity and uninsured admissions as a percentage of total admissions	6.5%	5.8%	0.7%	6.0%	5.5%	0.5%	*
Emergency department admissions as a percentage of total admissions	69.4%	65.3%	4.1%	68.9%	64.7%	4.2%	*
Surgeries — inpatient	45,626	47,315	(3.6)%	137,623	141,503	(2.7)%
Surgeries — outpatient	61,468	61,562	(0.2)%	186,132	187,316	(0.6)%
Total surgeries	107,094	108,877	(1.6)%	323,755	328,819	(1.5)%
Patient days — total	761,921	789,040	(3.4)%	2,368,366	2,414,961	(1.9)%
Adjusted patient days	1,365,664	1,379,096	(1.0)%	4,186,068	4,203,108	(0.4)%
Average length of stay (days)	4.53	4.59	(1.3)%	4.60	4.63	(0.6)%
Licensed beds (at end of period)	17,934	18,006	(0.4)%	17,934	18,006	(0.4)%
Average licensed beds	17,934	18,007	(0.4)%	17,942	17,983	(0.2)%
Utilization of licensed beds	46.2%	47.6%	(1.4)%	48.4%	49.2%	(0.8)%	*
Outpatient Visits
Total visits	1,722,292	1,715,650	0.4%	5,264,505	5,293,076	(0.5)%
Paying visits (excludes charity and uninsured)	1,607,180	1,600,195	0.4%	4,919,392	4,951,644	(0.7)%
Charity and uninsured visits	115,112	115,455	(0.3)%	345,113	341,432	1.1%
Emergency department visits	638,248	627,415	1.7%	1,963,474	1,923,995	2.1%
Paying visits as a percentage of total visits	93.3%	93.3%	—%	93.4%	93.5%	(0.1)%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.7%	—%	6.6%	6.5%	0.1%	*
Total emergency department admissions and visits	754,975	739,625	2.1%	2,318,068	2,261,458	2.5%
Revenues
Net patient revenues(2)	$3,432	$3,237	6.0%	$10,434	$9,905	5.3%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,208	$10,603	5.7%	$11,292	$10,746	5.1%
Net patient revenue(2) per adjusted patient day	$2,513	$2,347	7.1%	$2,493	$2,357	5.8%
Net Patient Revenues(2) from:
Medicare	19.8%	21.9%	(2.1)%	20.5%	22.6%	(2.1)%	*
Medicaid	9.8%	6.8%	3.0%	9.2%	7.0%	2.2%	*
Managed care	64.9%	66.1%	(1.2)%	65.3%	65.6%	(0.3)%	*
Self-pay	0.9%	0.3%	0.6%	0.8%	0.4%	0.4%	*
Indemnity and other	4.6%	4.9%	(0.3)%	4.2%	4.4%	(0.2)%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the nine months ended September 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended			Nine Months Ended
	3/31/2018	6/30/2018	9/30/2018	9/30/2018
Net operating revenues	$4,699	$4,506	$4,489	$13,694
Equity in earnings of unconsolidated affiliates	25	39	33	97
Operating expenses:
Salaries, wages and benefits	2,227	2,135	2,116	6,478
Supplies	774	748	726	2,248
Other operating expenses, net	1,060	1,027	1,094	3,181
Electronic health record incentives	(1)	—	—	(1)
Depreciation and amortization	204	194	204	602
Impairment and restructuring charges, and acquisition-related costs	47	30	46	123
Litigation and investigation costs	6	13	9	28
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(110)	(8)	7	(111)
Operating income	517	406	320	1,243
Interest expense	(255)	(254)	(249)	(758)
Other non-operating expense, net	(1)	(1)	—	(2)
Loss from early extinguishment of debt	(1)	(1)	—	(2)
Income from continuing operations, before income taxes	260	150	71	481
Income tax expense	(70)	(44)	(6)	(120)
Income from continuing operations, before discontinued operations	190	106	65	361
Discontinued operations:
Income from operations	1	2	—	3
Income tax benefit (expense)	—	—	—	—
Income from discontinued operations	1	2	—	3
Net income	191	108	65	364
Less: Net income available to noncontrolling interests	92	82	74	248
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$116
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$98	$24	$(9)	$113
Income from discontinued operations, net of tax	1	2	—	3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$116
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$(0.09)	$1.11
Discontinued operations	0.01	0.02	—	0.03
	$0.98	$0.25	$(0.09)	$1.14
Diluted
Continuing operations	$0.95	$0.23	$(0.09)	1.09
Discontinued operations	0.01	0.02	—	$0.03
	$0.96	$0.25	$(0.09)	$1.12
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,392	102,147	102,402	101,980
Diluted	102,656	104,177	102,402	103,802

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,196	$5,173	$4,941	$5,303	$20,613
Less: Provision for doubtful accounts	383	371	355	325	1,434
Net operating revenues	4,813	4,802	4,586	4,978	19,179
Equity in earnings of unconsolidated affiliates	29	28	38	49	144
Operating expenses:
Salaries, wages and benefits	2,380	2,346	2,264	2,284	9,274
Supplies	765	780	740	800	3,085
Other operating expenses, net	1,187	1,159	1,120	1,104	4,570
Electronic health record incentives	(1)	(6)	(1)	(1)	(9)
Depreciation and amortization	221	222	219	208	870
Impairment and restructuring charges, and acquisition-related costs	33	41	329	138	541
Litigation and investigation costs	5	1	6	11	23
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(23)	(104)	(2)	(144)
Operating income	267	310	51	485	1,113
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Income (loss) from continuing operations, before income taxes	4	19	(348)	224	(101)
Income tax benefit (expense)	33	12	60	(324)	(219)
Income (loss) from continuing operations, before discontinued operations	37	31	(288)	(100)	(320)
Discontinued operations:
Income (loss) from operations	(2)	2	(1)	1	—
Income tax benefit (expense)	1	(1)	—	—	—
Income (loss) from discontinued operations	(1)	1	(1)	1	—
Net income (loss)	36	32	(289)	(99)	(320)
Less: Net income available to noncontrolling interests	89	87	78	130	384
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(52)	$(56)	$(366)	$(230)	$(704)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Diluted
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	100,000	100,612	100,812	100,945	100,592
Diluted	100,000	100,612	100,812	100,945	100,592

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended			Nine Months Ended
	3/31/2018	6/30/2018	9/30/2018	09/30/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68	68
Total admissions	182,306	168,453	168,201	518,960
Adjusted patient admissions	320,868	306,063	306,197	933,128
Paying admissions (excludes charity and uninsured)	172,490	158,216	157,193	487,899
Charity and uninsured admissions	9,816	10,237	11,008	31,061
Admissions through emergency department	125,076	115,036	116,727	356,839
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	69.4%	68.8%
Surgeries — inpatient	47,223	46,274	45,626	139,123
Surgeries — outpatient	63,008	63,805	61,468	188,281
Total surgeries	110,231	110,079	107,094	327,404
Patient days — total	858,648	766,519	761,920	2,387,087
Adjusted patient days	1,486,139	1,373,480	1,365,662	4,225,281
Average length of stay (days)	4.71	4.55	4.53	4.60
Licensed beds (at end of period)	18,457	18,314	18,302	18,302
Average licensed beds	18,685	18,362	18,302	18,450
Utilization of licensed beds	51.1%	45.9%	45.3%	47.4%
Outpatient Visits
Total visits	1,842,539	1,749,847	1,722,292	5,314,678
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	1,607,184	4,966,532
Charity and uninsured visits	116,563	116,475	115,108	348,146
Emergency department visits	697,001	643,036	638,248	1,978,285
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	822,077	758,072	754,975	2,335,124
Revenues
Net patient revenues(3)	$3,643	$3,443	$3,434	$10,520
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,354	$11,249	$11,215	$11,274
Net patient revenue(3) per adjusted patient day	$2,451	$2,507	$2,515	$2,490
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,771	$10,648
Net Patient Revenues(3) from:
Medicare	21.5%	20.4%	19.8%	20.6%
Medicaid	8.8%	9.1%	9.8%	9.2%
Managed care	65.0%	66.0%	64.9%	65.3%
Self-pay	1.0%	0.2%	0.9%	0.7%
Indemnity and other	3.7%	4.3%	4.6%	4.2%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	76	76	73	72	72
Total admissions	196,907	190,394	185,389	186,185	758,875
Adjusted patient admissions	347,150	342,439	332,035	332,642	1,354,266
Paying admissions (excludes charity and uninsured)	186,648	179,889	174,803	176,158	717,498
Charity and uninsured admissions	10,259	10,505	10,586	10,027	41,377
Admissions through emergency department	126,473	121,807	120,493	123,887	492,660
Paying admissions as a percentage of total admissions	94.8%	94.5%	94.3%	94.6%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.2%	5.5%	5.7%	5.4%	5.5%
Emergency department admissions as a percentage of total admissions	64.2%	64.0%	65.0%	66.5%	64.9%
Surgeries — inpatient	51,800	52,083	50,939	50,292	205,114
Surgeries — outpatient	69,604	71,366	67,321	68,604	276,895
Total surgeries	121,404	123,449	118,260	118,896	482,009
Patient days — total	923,339	874,930	853,059	857,728	3,509,056
Adjusted patient days	1,603,698	1,552,302	1,502,831	1,505,130	6,163,961
Average length of stay (days)	4.69	4.60	4.60	4.61	4.62
Licensed beds (at end of period)	20,439	20,435	19,433	19,141	19,141
Average licensed beds	20,440	20,435	19,783	19,320	19,995
Utilization of licensed beds	50.2%	47.0%	46.9%	48.3%	48.1%
Outpatient Visits
Total visits	2,039,942	1,981,848	1,867,471	1,901,864	7,791,125
Paying visits (excludes charity and uninsured)	1,908,212	1,849,697	1,741,815	1,777,790	7,277,514
Charity and uninsured visits	131,730	132,151	125,656	124,074	513,611
Emergency department visits	733,051	724,785	685,096	711,268	2,854,200
Paying visits as a percentage of total visits	93.5%	93.3%	93.3%	93.5%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.7%	6.7%	6.5%	6.6%
Total emergency department admissions and visits	859,524	846,592	805,589	835,155	3,346,860
Revenues
Net patient revenues(3)	$3,728	$3,719	$3,522	$3,860	$14,829
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$10,739	$10,860	$10,607	$11,604	$10,950
Net patient revenue(3) per adjusted patient day	$2,325	$2,396	$2,344	$2,565	$2,406
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,288	$10,394	$10,367	$10,492	$10,384
Net Patient Revenues(3) from:
Medicare	23.1%	22.0%	22.0%	20.4%	21.9%
Medicaid	7.4%	7.5%	7.1%	12.9%	8.8%
Managed care	65.2%	65.9%	66.1%	61.5%	64.6%
Self-pay	0.3%	0.5%	0.3%	1.3%	0.6%
Indemnity and other	4.0%	4.1%	4.5%	3.9%	4.1%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended			Nine Months Ended
	3/31/2018	6/30/2018	9/30/2018	9/30/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68	68
Total admissions	178,189	168,135	168,202	514,526
Adjusted patient admissions	312,297	305,541	306,199	924,037
Paying admissions (excludes charity and uninsured)	168,554	157,904	157,197	483,655
Charity and uninsured admissions	9,635	10,231	11,005	30,871
Admissions through emergency department	122,922	114,945	116,727	354,594
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%
Emergency department admissions as a percentage of total admissions	69.0%	68.4%	69.4%	68.9%
Surgeries — inpatient	45,940	46,057	45,626	137,623
Surgeries — outpatient	61,049	63,615	61,468	186,132
Total surgeries	106,989	109,672	107,094	323,755
Patient days — total	840,786	765,659	761,921	2,368,366
Adjusted patient days	1,448,356	1,372,048	1,365,664	4,186,068
Average length of stay (days)	4.72	4.55	4.53	4.60
Licensed beds (at end of period)	17,946	17,946	17,934	17,934
Average licensed beds	17,946	17,946	17,934	17,942
Utilization of licensed beds	52.1%	46.9%	46.2%	48.4%
Outpatient Visits
Total visits	1,793,901	1,748,312	1,722,292	5,264,505
Paying visits (excludes charity and uninsured)	1,680,249	1,631,963	1,607,180	4,919,392
Charity and uninsured visits	113,652	116,349	115,112	345,113
Emergency department visits	682,603	642,623	638,248	1,963,474
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	805,525	757,568	754,975	2,318,068
Revenues
Net patient revenues(2)	$3,570	$3,432	$3,432	$10,434
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,431	$11,233	$11,208	$11,292
Net patient revenue(2) per adjusted patient day	$2,465	$2,501	$2,513	$2,493
Net Patient Revenues(2) from:
Medicare	21.3%	20.4%	19.8%	20.5%
Medicaid	8.8%	9.1%	9.8%	9.2%
Managed care	64.9%	66.1%	64.9%	65.3%
Self-pay	1.3%	0.1%	0.9%	0.8%
Indemnity and other	3.7%	4.3%	4.6%	4.2%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the nine months ended September 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68	68	68
Total admissions	177,624	172,048	171,766	175,152	696,590
Adjusted patient admissions	310,137	306,278	305,300	310,485	1,232,200
Paying admissions (excludes charity and uninsured)	168,523	162,630	161,743	165,400	658,296
Charity and uninsured admissions	9,101	9,418	10,023	9,752	38,294
Admissions through emergency department	114,767	110,486	112,210	116,901	454,364
Paying admissions as a percentage of total admissions	94.9%	94.5%	94.2%	94.4%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.1%	5.5%	5.8%	5.6%	5.5%
Emergency department admissions as a percentage of total admissions	64.6%	64.2%	65.3%	66.7%	65.2%
Surgeries — inpatient	46,900	47,288	47,315	47,350	188,853
Surgeries — outpatient	62,112	63,642	61,562	63,410	250,726
Total surgeries	109,012	110,930	108,877	110,760	439,579
Patient days — total	833,761	792,160	789,040	805,567	3,220,528
Adjusted patient days	1,433,858	1,390,154	1,379,096	1,402,038	5,605,146
Average length of stay (days)	4.69	4.60	4.59	4.60	4.62
Licensed beds (at end of period)	17,964	17,980	18,006	17,946	17,946
Average licensed beds	17,964	17,980	18,007	17,970	17,980
Utilization of licensed beds	51.6%	48.4%	47.6%	48.7%	49.1%
Outpatient Visits
Total visits	1,810,801	1,766,625	1,715,650	1,771,336	7,064,412
Paying visits (excludes charity and uninsured)	1,698,917	1,652,532	1,600,195	1,653,581	6,605,225
Charity and uninsured visits	111,884	114,093	115,455	117,755	459,187
Emergency department visits	650,777	645,803	627,415	659,617	2,583,612
Paying visits as a percentage of total visits	93.8%	93.5%	93.3%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.2%	6.5%	6.7%	6.6%	6.5%
Total emergency department admissions and visits	765,544	756,289	739,625	776,518	3,037,976
Revenues
Net patient revenues(2)	$3,343	$3,325	$3,237	$3,609	$13,514
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$10,780	$10,856	$10,603	$11,624	$10,967
Net patient revenue(2) per adjusted patient day	$2,331	$2,392	$2,347	$2,574	$2,411
Net Patient Revenues(2) from:
Medicare	23.5%	22.3%	21.9%	20.3%	21.9%
Medicaid	7.0%	7.1%	6.8%	13.2%	8.7%
Managed care	65.0%	65.8%	66.1%	61.0%	64.4%
Self-pay	0.3%	0.6%	0.3%	1.5%	0.7%
Indemnity and other	4.2%	4.2%	4.9%	4.0%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the nine months ended September 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)			September 30,	December 31,
			2018	2017
Assets
Hospital Operations and other			$15,556	$16,466
Ambulatory Care			5,640	5,822
Conifer			1,069	1,097
Total			$22,265	$23,385

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Capital expenditures:
Hospital Operations and other	$115	$122	$343	$441
Ambulatory Care	18	16	46	37
Conifer	3	6	15	14
Total	$136	$144	$404	$492

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,762	$3,866	$11,442	$12,066
Ambulatory Care	502	468	1,531	1,395
Conifer
Tenet	146	149	440	463
Other customers	225	252	721	740
Total Conifer revenues	371	401	1,161	1,203
Inter-segment eliminations	(146)	(149)	(440)	(463)
Total	$4,489	$4,586	$13,694	$14,201

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$2	$4	$6	$4
Ambulatory Care	31	34	91	91
Total	$33	$38	$97	$95

Adjusted EBITDA:
Hospital Operations and other(2)	$312	$269	$1,059	$924
Ambulatory Care	184	159	547	476
Conifer	81	79	270	204
Total	$577	$507	$1,876	$1,604

Depreciation and amortization:
Hospital Operations and other	$175	$185	$514	$560
Ambulatory Care	17	22	51	66
Conifer	12	12	37	36
Total	$204	$219	$602	$662

(1)
Hospital Operations and other revenues includes health plan revenues of $8 million and $14 million for the three and nine months ended September 30, 2018, respectively and $10 million and $100 million for the three and nine months ended September 30, 2017, respectively.

(2)
Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of $9 million for both of the three and nine month periods ended September 30, 2018 and $(6) million and $(41) million for the three and nine months ended September 30, 2017, respectively.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended September 30,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$477	$518
Less: Provision for doubtful accounts			9	11
Net operating revenues(1)	$502	$546	468	507
Equity in earnings of unconsolidated affiliates(2)	31	—	34	—
Operating expenses:
Salaries, wages and benefits	157	137	155	122
Supplies	104	143	95	133
Other operating expenses, net	88	114	93	93
Depreciation and amortization	17	18	22	17
Impairment and restructuring charges, and acquisition-related costs	13	—	62	—
Operating income	154	134	75	142
Interest expense	(33)	(7)	(35)	(6)
Other	3	—	2	—
Net income from continuing operations, before income taxes	124	127	42	136
Income tax expense	(14)	(2)	(20)	(2)
Net income	110	$125	22	$134
Less: Net income available to noncontrolling interests	70		61
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$40		$(39)
Equity in earnings of unconsolidated affiliates		$31		$34

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 6.7% during the three months ended September 30, 2018, with cases increasing 5.0% and revenue per case increasing 1.6%.

(2)
At September 30, 2018, 107 of the 335 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 228 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Nine Months Ended September 30,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$1,422	$1,492
Less: Provision for doubtful accounts			27	31
Net operating revenues(1)	$1,531	$1,586	1,395	1,461
Equity in earnings of unconsolidated affiliates(2)	91	—	91	—
Operating expenses:
Salaries, wages and benefits	484	391	458	352
Supplies	316	417	285	383
Other operating expenses, net	275	333	267	290
Depreciation and amortization	51	51	66	49
Impairment and restructuring charges, and acquisition-related costs	20	—	70	1
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—	(7)	—
Operating income	477	394	347	386
Interest expense	(106)	(17)	(109)	(17)
Other	6	1	5	—
Net income from continuing operations, before income taxes	377	378	243	369
Income tax expense	(47)	(6)	(58)	(6)
Net income	330	$372	185	$363
Less: Net income available to noncontrolling interests	209		193
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$121		$(8)
Equity in earnings of unconsolidated affiliates		$91		$91

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 5.6% during the nine months ended September 30, 2018, with cases increasing 4.3% and revenue per case increasing 1.3%.

(2)
At September 30, 2018, 107 of the 335 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 228 facilities and account for these investments as consolidated subsidiaries.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) net income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2017 and 2018. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2017 and 2018. A reconciliation of net cash provided by operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2017 and 2018.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$116
Less: Net income available to noncontrolling interests	(92)	(82)	(74)	(248)
Income from discontinued operations, net of tax	1	2	—	3
Income from continuing operations	190	106	65	361
Income tax expense	(70)	(44)	(6)	(120)
Loss from early extinguishment of debt	(1)	(1)	—	(2)
Other non-operating expense, net	(1)	(1)	—	(2)
Interest expense	(255)	(254)	(249)	(758)
Operating income	517	406	320	1,243
Litigation and investigation costs	(6)	(13)	(9)	(28)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	111
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(123)
Depreciation and amortization	(204)	(194)	(204)	(602)
Income (loss) from divested and closed businesses	(1)	1	9	9
Adjusted EBITDA	$665	$634	$577	$1,876

Net operating revenues	$4,699	$4,506	$4,489	$13,694
Less: Net operating revenues from health plans	6	—	8	14
Adjusted net operating revenues	$4,693	$4,506	$4,481	$13,680

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	(0.2)%	0.8%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	12.9%	13.7%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2017
(Unaudited)

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Less: Net income available to noncontrolling interests	(89)	(87)	(78)	(130)	(384)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Income (loss) from continuing operations	37	31	(288)	(100)	(320)
Income tax benefit (expense)	33	12	60	(324)	(219)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Operating income	267	310	51	485	1,113
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Depreciation and amortization	(221)	(222)	(219)	(208)	(870)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Adjusted EBITDA	$527	$570	$507	$840	$2,444

Net operating revenues	$4,813	$4,802	$4,586	$4,978	$19,179
Less: Net operating revenues from health plans	65	25	10	10	110
Adjusted net operating revenues	$4,748	$4,777	$4,576	$4,968	$19,069

Net loss attributable to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(1.1)%	(1.1)%	(8.0)%	(4.6)%	(3.7)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	11.1%	11.9%	11.1%	16.9%	12.8%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$116
Net income from discontinued operations	1	$2	—	3
Net income (loss) from continuing operations	98	24	(9)	113
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(123)
Litigation and investigation costs	(6)	(13)	(9)	(28)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	111
Loss from early extinguishment of debt	(1)	(1)	—	(2)
Income (loss) from divested and closed businesses	(1)	1	9	9
Tax impact of above items	(16)	8	14	6
Adjusted net income available from continuing operations to common shareholders	$59	$51	$30	$140

Diluted earnings (loss) per share from continuing operations	$0.95	$0.23	$(0.09)	$1.09
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.44)	(1.18)
Litigation and investigation costs	(0.06)	(0.12)	(0.09)	(0.27)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	1.08	0.07	(0.07)	1.07
Loss from early extinguishment of debt	(0.01)	(0.01)	—	(0.02)
Income (loss) from divested and closed businesses	(0.01)	0.01	0.09	0.09
Tax impact of above items	(0.16)	0.08	0.13	0.06
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$0.29	$1.35

Weighted average basic shares outstanding (in thousands)	101,392	102,147	102,402	101,980
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	104,575	103,802

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Loss Attributable to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available (Loss Attributable) from Continuing Operations to Common Shareholders for 2017
(Unaudited)

(Dollars in millions except per share amounts)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Net income (loss) from discontinued operations	(1)	$1	(1)	1	—
Net loss from continuing operations	(52)	(56)	(366)	(230)	(704)
Less: Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Tax impact of above items	14	25	26	49	114
Tax reform adjustment	—	—	—	(252)	(252)
Noncontrolling interests impact of above items	—	—	—	(23)	(23)
Adjusted net income available (loss attributable) from continuing operations to common shareholders	$(27)	$(17)	$(17)	$143	$82

Diluted loss per share from continuing operation	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.33)	(0.41)	(3.26)	(1.35)	(5.34)
Litigation and investigation costs	(0.05)	(0.01)	(0.06)	(0.11)	(0.23)
Net gains on sales, consolidation and deconsolidation of facilities	0.15	0.23	1.03	0.02	1.42
Loss from early extinguishment of debt	—	(0.26)	(1.37)	—	(1.62)
Loss from divested and closed businesses	(0.16)	(0.19)	(0.06)	—	(0.40)
Tax impact of above items	0.14	0.25	0.26	0.48	1.12
Tax reform adjustment	—	—	—	(2.47)	(2.49)
Noncontrolling interests impact of above items	—	—	—	(0.23)	(0.23)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.27)	$(0.17)	$(0.17)	$1.40	$0.81

Weighted average basic shares outstanding (in thousands)	100,000	100,612	100,812	100,945	100,592
Weighted average dilutive shares outstanding (in thousands)	100,848	101,294	101,523	101,853	101,380

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net cash provided by operating activities	$113	$348	$338	$799
Purchases of property and equipment	(143)	(125)	(136)	(404)
Free cash flow	$(30)	$223	$202	$395

Net cash provided by (used in) investing activities	$373	$(148)	$(105)	$120
Net cash used in financing activities	$(123)	$(771)	$(136)	$(1,030)

Net cash provided by operating activities	$113	$348	$338	$799
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(30)	(50)	(113)
Net cash used in operating activities from discontinued operations	(1)	(2)	(1)	(4)
Adjusted net cash provided by operating activities from continuing operations	147	380	389	916
Purchases of property and equipment	(143)	(125)	(136)	(404)
Adjusted free cash flow – continuing operations	$4	$255	$253	$512

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Free cash flow	$(12)	$65	$164	$276	$493

Net cash provided by (used in) investing activities	$(189)	$(119)	$535	$(206)	$21
Net cash used in financing activities	$(141)	$(193)	$(889)	$(103)	$(1,326)

Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(24)	(38)	(26)	(37)	(125)
Net cash provided by (used in) operating activities from discontinued operations	2	(4)	(1)	(2)	(5)
Adjusted net cash provided by operating activities from continuing operations	208	257	335	530	1,330
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Adjusted free cash flow – continuing operations	$10	$107	$191	$315	$623

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q4 2018		2018
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(32)	$33	$84	$149
Less: Net income available to noncontrolling interests	(117)	(137)	(365)	(385)
Net income (loss) from discontinued operations, net of tax	(3)	2	—	5
Income tax expense	(55)	(70)	(175)	(190)
Interest expense	(252)	(242)	(1,010)	(1,000)
Loss from early extinguishment of debt(1)	—	—	(2)	(2)
Other non-operating expense, net	(3)	(3)	(5)	(5)
Net gains on sales, consolidation and deconsolidation of facilities(1)	—	—	111	111
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(39)	(19)	(190)	(170)
Depreciation and amortization	(208)	(198)	(810)	(800)
Income (loss) from divested and closed businesses	(4)	1	5	10
Adjusted EBITDA	$649	$699	$2,525	$2,575

Income (loss) from continuing operations	$(29)	$31	$84	$144
Net operating revenues	$4,420	$4,620	$18,100	$18,300
Income (loss) from continuing operations as a % of operating revenues	(0.7)%	0.7%	0.5%	0.8%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	14.7%	15.1%	14.0%	14.1%

(1)
The Company does not generally forecast losses from the early extinguishment of debt or net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company's actual year-to-date results for these items.

(2)
The Company has provided an estimate of restructuring charges and related payments that it anticipates in 2018. The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q4 2018		2018
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(32)	$33	$84	$149
Net income (loss) from discontinued operations, net of tax	(3)	$2	—	5
Net income (loss) from continuing operations	(29)	31	84	144
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(39)	(19)	(190)	(170)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	111	111
Loss from early extinguishment of debt	—	—	(2)	(2)
Income (loss) from divested and closed businesses	(4)	1	5	10
Tax impact of above items	4	(1)	10	5
Adjusted net income available from continuing operations to common shareholders	$10	$50	$150	$190

Diluted earnings (loss) per share from continuing operations	$(0.28)	$0.30	$0.81	$1.38
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.37)	(0.18)	(1.83)	(1.63)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	1.07	1.07
Loss from early extinguishment of debt	—	—	(0.02)	(0.02)
Income (loss) from divested and closed businesses	(0.04)	0.01	0.05	0.10
Tax impact of above items	0.04	(0.01)	0.10	0.05
Adjusted diluted earnings per share from continuing operations	$0.10	$0.48	$1.44	$1.83

Weighted average basic shares outstanding (in thousands)	102,000	102,000	102,000	102,000
Weighted average dilutive shares outstanding (in thousands)	105,000	105,000	104,000	104,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2018
	Low	High
Net cash provided by operating activities	$1,060	$1,335
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(160)	(140)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,225	1,475
Purchases of property and equipment – continuing operations	(625)	(675)
Adjusted free cash flow – continuing operations(2)	$600	$800

(1)
The Company has provided an estimate of payments that it anticipates in 2018 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.